Exhibit 99.1


              Duratek Reports First Quarter 2003 Results


    COLUMBIA, Md.--(BUSINESS WIRE)--April 29, 2003--Duratek, Inc. (NASDAQ:DRTK) today announced net income before cumulative effect of a change in accounting principle of $2.6 million, or $0.13 per diluted share, for the three-month period ended March 30, 2003, as compared to net income of $2.5 million, or $0.13 per diluted share, for the comparable period in 2002.
    Revenues were $63.8 million for the three months ended March 30, 2003 as compared to $69.4 million for the same period in 2002. The decrease in revenues of $5.6 million was primarily due to the completion, in the first quarter of 2002, of the construction phase on the contract for a disposal facility at the Department of Energy's Oak Ridge site. The Company is currently in the operations phase of this project.
    As previously disclosed, effective January 1, 2003, Duratek has adopted Statement of Financial Accounting Standard No. 143, Accounting for Asset Retirement Obligations, as required under Generally Accepted Accounting Principles. As a result of this accounting change, the Company recorded a one time $2.4 million after tax non-cash charge to reflect the impact of adopting this new accounting principle. Net income for three months ended March 30, 2003 was $0.2 million, or $0.01 per diluted share.
    Robert E. Prince, President and CEO said, "We believe we are off to a solid start in 2003. All operating segments posted profitable results and the Company remains focused on growing earnings by continuing to strengthen our position in markets we currently serve. In addition, we are laying the groundwork today that will position the Company to capture additional emerging opportunities that can further grow the business."
    Robert F. Shawver, Executive Vice President and CFO added, "In 2002, the Company achieved its best financial performance ever. We are pleased to see that in the first quarter of 2003 we are continuing to achieve this level of financial results. For the near term, we will remain focused on improving earnings by increasing operating margins and reducing interest costs."
    An unaudited comparative summary of the first quarter results of operations for 2003 and 2002 is as follows (in thousands, except per share data):


                                                     Three  Months
                                                         Ended
                                                    -----------------
                                                     March    March
                                                       30,      31,
                                                     2003(1)   2002
                                                    -------- --------
Revenues                                            $63,830  $69,424
Income from operations                                5,236    5,864
Net income before cumulative effect of a
  change in accounting principle                      2,592    2,460
Net income                                              178    2,460

Net income per share (Diluted):
  Before cumulative effect of a change
    in accounting principle                           $0.13    $0.13
  Cumulative effect of a change in accounting
    principle                                         (0.12)       -
                                                    -------- --------
                                                      $0.01    $0.13
                                                    ======== ========


(1) The Company's fiscal year ends on December 31 of each year and the Company makes all appropriate accruals. The Company's quarters consist of 13-week periods and end on the Sunday nearest the last day of each quarter.

    Income statement and balance sheet attached

    A conference call will be held today at 11:00 a.m. Eastern Time. Investors can listen to the conference call by logging into www.duratekinc.com or by calling 1-800-388-8975. In addition to the webcast and teleconference, the Company will be placing a presentation of the data on its website under investor relations financial reports section. We encourage investors to listen to the call in addition to viewing the presentation.
    A replay of the call will be available at approximately 1:00 p.m. today through May 5, 2003 at 11:59 p.m. by dialing 1-800-428-6051, pass code 290375. The webcast will be archived on the Duratek website for at least 30 days.

    Duratek provides safe, secure radioactive materials disposition.

    Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of Section 21E(i)(1) of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Duratek's actual results to be materially different from any future results expressed or implied by these statements. Such factors include the following: the Company's ability to manage its commercial waste processing operations, including obtaining commercial waste processing contracts and processing waste under such contracts in a timely and cost-effective manner; the timing and award of contracts by the U.S. Department of Energy for the cleanup of waste sites administered by it; the Company's ability to integrate acquired companies; the acceptance and implementation of the Company's waste treatment technologies in the government and commercial sectors; and other large technical support services projects. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in the Company's SEC filings, including its quarterly reports on Form 10-Q and its annual report on Form 10-K.


                     DURATEK, INC. AND SUBSIDARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                              (Unaudited)
             (in thousands, except for per share amounts)

                                                      Three Months
                                                          Ended
                                                    -----------------
                                                     March    March
                                                       30,      31,
                                                      2003     2002
                                                    -------- --------

Revenues                                            $63,830  $69,424
Cost of revenues                                     50,561   56,240
                                                    -------- --------

Gross profit                                         13,269   13,184

Selling, general and administrative expenses          8,033    7,320
                                                    -------- --------

Income from operations                                5,236    5,864

Interest expense, net                                (1,065)  (1,667)
Other expense, net                                     (111)       -

                                                    -------- --------
Income before income taxes, proportionate share of
 income (loss) of joint ventures and cumulative
 effect of a change in accounting principle           4,060    4,197

Income taxes                                          1,624    1,700
                                                    -------- --------

Income before proportionate share of income (loss)
 of joint ventures and cumulative effect of a
 change in accounting principle                       2,436    2,497

Proportionate share of income (loss) of joint
 ventures                                               156      (37)
                                                    -------- --------

Net income before cumulative effect of a change in
 accounting principle                                 2,592    2,460

Cumulative effect of a change in accounting
 principle, net of tax                               (2,414)       -
                                                    -------- --------

Net income                                              178    2,460

Preferred stock dividends and charge for accretion     (315)    (334)
                                                    -------- --------

Net income (loss) attributable to common
 stockholders                                         $(137)  $2,126
                                                    ======== ========


Weighed average common stock outstanding:
Basic                                                13,532   13,496
                                                    ======== ========
Diluted                                              19,269   18,826
                                                    ======== ========

Net income (loss) per share:
Basic
    Before cumulative effect of a change in
     accounting principle                             $0.17    $0.16
    Cumulative effect of a change in accounting
     principle                                        (0.18)       -
                                                    -------- --------
                                                     $(0.01)   $0.16
                                                    ======== ========

Diluted
    Before cumulative effect of a change in
     accounting principle                             $0.13    $0.13
    Cumulative effect of a change in accounting
     principle                                        (0.12)       -
                                                    -------- --------
                                                      $0.01    $0.13
                                                    ======== ========


                    DURATEK, INC. AND SUBSIDIARIES

                 Condensed Consolidated Balance Sheets

              (in thousands of dollars, except per share
                               amounts)

                                                March 30,    Dec. 31,
                                                  2003         2002
                                               -----------   --------
            Assets                             (unaudited)      (1)
Current assets:
Cash                                         $        836  $   2,323
Accounts receivable, net                           47,414     48,420
Income taxes recoverable                            1,140      1,140
Cost and estimated earnings in excess of
 billings on uncompleted contracts                 11,394     12,828
Prepaid expenses and other current assets           6,651      7,915
Deferred income taxes                               2,168      2,168
                                               -----------   --------
                             Total current
                              assets               69,603     74,794

Property, plant and equipment, net                 73,524     69,287
Goodwill                                           70,797     70,797
Other intangible assets                             5,440      5,675
Decontamination and decommissioning trust
 fund                                              19,698     19,693
Retainage                                           5,895      4,969
Other assets                                        8,850      8,917
                                               -----------   --------
                             Total assets    $    253,807  $ 254,132
                                               ===========   ========

                               Liabilities
                                   and
                               Stockholders'
                                  Equity
Current liabilities:
Current portion of long-term debt            $     10,400  $  10,400
Accounts payable                                    8,231     13,911
Accrued expenses and other current
 liabilities                                       38,587     41,872
Unearned revenues                                  15,175     15,751
Waste processing and disposal liabilities           9,820      9,936
                                               -----------   --------
                             Total current
                              liabilities          82,213     91,870

Long-term debt, less current portion               51,510     50,749
Facility and equipment decontamination and
 decommissioning liabilities                       38,506     28,778
Other noncurrent liabilities                        4,924      4,472
Deferred income taxes                               1,040      2,649
                                               -----------   --------
                             Total
                              liabilities         178,193    178,518
                                               -----------   --------

Redeemable Preferred Stock (liquidation
 value $18,588)                                    15,752     15,752
                                               -----------   --------

Stockholders' equity:
Preferred stock - $0.01 par value;
 authorized 4,840,000 shares; none issued              --         --
Common stock - $0.01 par value; authorized
 35,000,000 shares; issued 15,154,666
 shares in 2003 and 15,142,419 shares in
 2002                                                 151        151
Capital in excess of par value                     77,772     77,715
Accumulated deficit                                (8,245)    (8,108)
Treasury stock at cost, 1,612,376 shares in
 2003 and 2002                                     (9,577)    (9,577)
Deferred compensation                                (239)      (319)
                                               -----------   --------
                             Total
                              stockholders'
                              equity               59,862     59,862
                                               -----------   --------

                                               -----------   --------
                             Total
                              liabilities
                              and
                              stockholders'
                              equity         $    253,807  $ 254,132
                                               ===========   ========


(1) The Condensed Consolidated Balance Sheet as of December 31, 2002 has been derived from the Company's audited Consolidated Balance Sheet reported in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.



    CONTACT: Duratek, Inc.
             Diane R. Brown or Robert F. Shawver, 410/312-5100 www.duratekinc.com